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                                                                    Exhibit 99.1

     TERAYON AND AXERRA ENABLE CABLE OPERATORS TO SERVE LUCRATIVE CORPORATE
             MARKET WITH THE FLEXABLE COMMERCIAL SERVICES SOLUTION

        SOLUTION COMBINES DOCSIS AND MULTISERVICE OVER PACKET TECHNOLOGY
               TO OPEN UP COMMERCIAL SERVICES MARKET TO OPERATORS

Santa Clara, California - May 4, 2004 - To enable cable television operators to better serve the lucrative corporate market for voice and data services, Terayon Communication Systems, Inc. (Nasdaq: TERN), the leading provider of broadband access, delivery and management solutions, is introducing the Terayon FLEXable Commercial Services solution, which allows operators to offer commercial-grade voice and data services that work seamlessly with corporations' existing internal networks and back-office infrastructure.

     To deliver this advanced solution, Terayon has entered into an OEM (Original Equipment Manufacturer) agreement with Axerra Networks, the leading provider of pseudo-wire solutions, combining Terayon's proven line of BW 3000 DOCSIS 2.0 (Data Over Cable Service Interface Specification) CMTSs (Cable Modem Termination System) and Axerra's family of AXN Multi-Service Packet Concentrators and Access Devices, which Terayon has branded as its BWx line.

     Leveraging the BW 3000 family's advanced features and the capabilities of DOCSIS 1.1 and DOCSIS 2.0, the FLEXable Commercial Services solution enables cable operators to deliver revenue-generating services, including T1 and E1 leased lines, PBX (Public Branch Exchange) backhaul, cell site backhaul, Frame Relay and a range of Layer 2 VPNs (Virtual Private Networks), including Transparent LAN VPN services (TLS). Corporations have traditionally paid telecom carriers handsomely for these services.

     "The Terayon FLEXable Commercial Services solution empowers cable operators to compete with telecom carriers in the demanding corporate market for commercial services by providing the same versatile portfolio of services," said Kishore Manghnani, vice president and general manager of Terayon's CMTS group. "Our FLEXable Commercial Services solution works in operators' existing DOCSIS networks and positions them to immediately capture more of the lucrative corporate market and to realize a fast return on their investment."

     "Axerra Networks' pseudo-wire technology enables the full range of business services over IP networks," states Gil Biran, founder, president and CEO of Axerra Networks. "Together with Terayon, Axerra enables cable operators to offer corporate customers a compelling alternative to


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telecom providers for full-featured TDM voice services, legacy data services, such as Frame Relay and exciting new Ethernet VPN services."

     The Terayon FLEXable Commercial Services solution enables operators to emulate these services by first packetizing the voice and data traffic using any of the BWx devices and then transporting these services over the operator's broadband network using a BW 3000 CMTS. The BW 3000 CMTS then provides the necessary service levels for throughput, delay and jitter that are required to ensure optimal service performance. This approach should dramatically improve operators' ability to create, deliver and market their services to corporate customers since no costly infrastructure changes are required.

     "Commercial telecom services such as leased lines, voice services, frame relay and Ethernet represent a large opportunity for cable operators, yet to date the technologies available have been proprietary and difficult," said Michael Howard, principal analyst at Infonetics Research. "This combination of Axerra and Terayon provides a unique solution, so that cable operators can offer these services over existing standard DOCSIS 1.1 and DOCSIS 2.0 cable networks, so no network re-engineering is necessary."

     In cable operator tests, the FLEXable Commercial Services solution has demonstrated its ability to control latency, jitter and packet loss, yielding extremely low bit-error rates and meeting the requirements for reliable service delivery. Terayon's BW 3000 CMTSs delivered the performance, not shown in other DOCSIS 1.1 CMTSs, required to ensure this reliable service delivery. In addition to enabling reliable services with DOCSIS 1.1, Terayon's market-leading DOCSIS
2.0 solutions furnish additional two-way bandwidth that allows the operator to serve larger numbers of commercial customers with higher-revenue services.

ABOUT THE BW 3000 CMTS FAMILY
     Terayon's BW 3000 CMTS family is comprised of two models, the BW 3500 and the BW 3200. Deployed in a cable operator's headend - the central point of a cable network - either model is used to manage the DOCSIS cable modems deployed by the operator's subscribers, forming an end-to-end system for delivering broadband services.

     The BW 3500 is the only carrier-class CMTS qualified to meet the DOCSIS 2.0 and PacketCable(TM) specifications. It is designed for operators' most demanding broadband voice and data applications for residential subscribers and for commercial customers.


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     Terayon's BW 3200 is a compact CMTS specially suited for smaller cable systems or large segmented systems.

ABOUT THE BWX FAMILY
     Complementing the BW 3000 CMTS line is Terayon's BWx family of multiservice packet concentrators, which currently comprises the BWx800 and BWx1600 carrier-class gateways and the BWx1 and BWx100 access devices. Terayon is offering these exclusively to cable operators as part of its FLEXable Commercial Services solution.

ABOUT AXERRA NETWORKS, INC.
     Axerra Networks, "The Pseudo-Wire Company(TM)," is the leading provider of IP aggregation, service interworking, and legacy multi-service delivery solutions over IP and MPLS networks. Established in November 2000 with headquarters in Boca Raton, Florida, Axerra's pseudo-wire solutions enable incumbent carriers, competitive service providers, mobile/wireless operators, and cable MSOs to extend IP + legacy voice & data services over IP and MPLS networks. Axerra Networks' pseudo-wire solutions are already in trials with several cable operators. With pseudo-wire solutions from Axerra Networks, service providers can increase flexibility and reduce costs by converting any access network (legacy TDM, metro Ethernet, DOCSIS HFC, fixed wireless, etc.) into a pseudo-wire on-ramp to IP or MPLS networks. For more information please contact: info@axerra.com.

ABOUT TERAYON
     Terayon Communication Systems, Inc. is the leading provider of access, delivery and management platforms for broadband providers, cable companies, satellite operators and broadcasters. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.

                                      # # #

"SAFE HARBOR" STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop new, technologically advanced products; the ability for operators to service commercial customers using Terayon's FLEXable Commercial Services solution; the acceptance of Terayon's new products in the market; the sales of Terayon's new products; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.